ITEM 6(A)

                           ARTICLES OF INCORPORATION
                                 JULY 20, 1951

STATE OF ILLINOIS,

COOK  COUNTY

To EDWARD J. BARRETT, Secretary of State

We, the undersigned,


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        NAME       NUMBER                    STREET   ADDRESS CITY    STATE
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J.R. MCSHEEHY,     823 SO KENILWORTH AVE.,            OAK PARK,
ILLINOIS
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C.W. LANTER,       BLOOMINGDALE ROAD                  ROSELLE
ILLINOIS
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M.J. ZMUDKA,       11528 S0. NORMAL AVE.,             CHICAGO
ILLINOIS
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being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

The name of the corporation is: American Cleaning Equipment Corporation of Illinois

                                   ARTICLE TWO

The ADDRESS of its initial registered office in the State of Illinois is: 823 So. Kenilworth Avenue, in the Village of Oak Park, County of Cook and the NAME of its initial Registered Agent at SAID ADDRESS is: J.R. McSheehy

                                 ARTICLE THREE

I The duration of the corporation is: perpetual.

                                  ARTICLE FOUR

The purpose or purposes for which the corporation is organized are: to buy, sell and deal in merchandise, machinery, parts, appliances and personal property of every kind and description.

                                   ARTICLE FIVE

Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 50,000 divided into one class. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

       Class       Series           Number of        Par value per share or
                   (if any)         Shares           statement that
                                                     shares
                                                     are without par value

       Common      None             50,000           no par value

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                                       None

                                    ARTICLE SIX

The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

      Class of shares        Number of Shares         Total consideration to
                                                      be received therefor:

      Common                      3,000                     $3,000.00

                                   ARTICLE SEVEN

The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

                                   ARTICLE EIGHT

The number of directors to be elected at the first meeting of the shareholders is three.

                                   ARTICLE NINE

Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $10,000.00. Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $10,000.00 Paragraph 3:
It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $15,000.00 Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $15,000.00

                                         Incorporators

                                         S/S J.R. MCSHEEHY
                                         ---------------------------

                                         S/S C.W. LANTER
                                         ---------------------------

                                         S/S M.J. ZMUDKA
                                         ---------------------------

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

                                  MAY 20, 1955

ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by "the Business Corporation Act" of the State of Illinois:

Resolved: that the purposes for which the corporation is organized be enlarged to include the following: to manufacture, buy, sell, lease, deal in and with goods wares, merchandise, tools, instruments, machinery, dies, jigs, and miscellaneous metal, plastic and wood products, electrical parts and appliances and personal property of every kind and description, particularly electrical cleaning parts, appliances, machinery and equipment; to engage in a general machine shop and general manufacturing and mercantile business; to acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks, and trade names relating to or useful in connection with any business of this corporation, and in general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Illinois and with all the powers conferred upon corporations by the laws of the State of Illinois; to acquire, own, use, convey and otherwise dispose of and deal in real estate or any interest therein.

Resolved: that the aggregate number of shares which the Corporation is hereafter authorized to issue is 100,000 of one class, common, having no par value.

ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was 3,000 and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendment was 3,000.

ARTICLE FOURTH: The number of shares voted for said amendment or amendments was 3,000 and the number of shares voted against said amendment or amendments was 0.

DATED: MAY 11, 1955                                AMERICAN CLEANING
                                                   EQUIPMENT
                                                   CORPORATION OF ILLINOIS

ATTESTED BY S/S M.J. ZMUDKA                        BY S/S JAMES R. MCSHEEHY
---------------------------                        -----------------------
M.J. ZMUDKA, SECRETARY                             JAMES R. MCSHEEHY,
                                                   PRESIDENT

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                   MAY 5, 1983

ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by "The Business Corporation Act" of the State of Illinois: Resolved, that the name of the corporation be and is hereby changed to Hako Minuteman, Inc.

ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was 17,725; and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments was as follows:

                                               Number of Shares

                                                    17,725

NOTE: On the date of adoption of the amendment an additional 6,848 shares were held in treasury and not entitled to vote:

                                               Number of Shares

                                                     6,848

ARTICLE FOURTH: The number of shares voted for said amendment or amendments was 17,725; and the number of shares voted against said or amendments was 0. The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was:

                                               Number of Shares Voted
                                               For            Against
                                               17,225           0



DATED: FEBRUARY 28, 1983                       AMERICAN CLEANING EQUIPMENT
                                               CORPORATION OF ILLINOIS


ATTESTED BY S/S JAMES E. ADAMS                 BY S/S JEROME E. RAU
------------------------------                 ---------------------------
JAMES E. ADAMS, SECRETARY                      JEROME E. RAU, PRESIDENT

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                FEBRUARY 17, 1987

ARTICLE TWO The following amendment of the Article of Incorporation was adopted on Feb. 10, 1987 in the manner indicated below.

By the shareholders, in accordance with Sections 10.20 and 7.10 a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

RESOLVED, that Article Five of the Articles of Incorporation of the Corporation is amended to read as follows:

                                   ARTICLE FIVE

Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 10,000,000 divided into one class. The designation of each class, the number of shares of each class, and the par value, if any of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                                 Par value per share
                              Number             or statement that
             Series             of               shares are without
Class        (if any)         Shares             par value
-----        --------         ------             ---------

Common         None          10,000,000          Without par value

Paragraph 2: Voting Rights. Except as may otherwise be provided by applicable law, each share of stock shall be entitled to one vote per share for election of directors and for all other matters which may be submitted to a vote of stockholders of the corporation. These votes may not be cumulative as cumulative voting is expressly prohibited.

Paragraph 3. Preemptive Rights. The holders of shares of capital stock of the corporation shall have no preemptive rights to acquire unissued shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares. Nothing herein shall prohibit the Corporation from granting options or other rights to acquire capital stock of the Corporation pursuant to an agreement approved by the Board of Directors of the corporation.

Upon the effective date of this amendment every common share without par value shall be reclassified and changed, without further action by the corporation or its shareholders into 150 fully paid and non-assessable common shares, without par value.

FURTHER RESOLVED, that Article Eighth of the Articles of Incorporation of the corporation shall be amended to read in its entirety as follows:

                                   ARTICLE EIGHT

That the corporation shall indemnify any officer and director who was or is a party to or is threatened to be made a party to any threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation to the fullest extent as provided in the Illinois Business Corporation Act of 1983 and as amended from time to time.

RESOLVED that the corporation shall, to the full extent permitted by the Illinois Corporation Act of 1983 as amended and to the full extent as amended in the future, indemnify all directors and officers pursuant to the provisions thereto.

ARTICLE THREE The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: Upon the effective date of this amendment every outstanding common share, no par value, shall be reclassified and change without further action by the corporation or its shareholders into 150 fully paid and non-assessable common shares without par value.

     (1) The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated:    FEBRUARY 10, 1987                            HAKO MINUTEMAN, INC.

ATTESTED BY S/S JAMES E. ADAMS                         By S/S JEROME E. RAU
------------------------------                         ----------------------
JAMES E. ADAMS, SECRETARY                              JEROME E. RAU,
PRESIDENT

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                 APRIL 18, 1994

    2.  MANNER OF ADOPTION OR AMENDMENT:

The following amendment of the Article of Incorporation was adopted on April 15, 1994 in the manner indicated below.

By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment.

    3.  TEXT OF AMENDMENT:

        a. When amendment effects a name change, insert the new corporate name below.

ARTICLE 1: The name of the corporation is: Minuteman International, Inc.

    6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirm under penalties of perjury, that the facts stated herein are true.

Dated:    APRIL 15, 1994                        MINUTEMAN INTERNATIONAL, INC.

ATTESTED BY S/S THOMAS J. NOLAN                 BY S/S JEROME E. RAU
--------------------------------                -----------------------
THOMAS J. NOLAN, SECRETARY                      JEROME E. RAU, PRESIDENT

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                   MAY 1, 1997

1.        COPORATE NAME:        MINUTEMAN INTERNATIONAL, INC.
                                -----------------------------

2.        MANNER OF ADOPTION OF AMENDMENT:

          The following amendment of the Articles of Incorporation was adopted on April 25, 1997 in the manner indicated below.

          By the shareholders, in accordance, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minumum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

3.        TEXT OF AMENDEMENT

           C.  Amendment to the Articles of Incorporation, Article Eight:

Effective as of the date of this amendment, April 25, 1997, the Directors of Minuteman International, Inc. shall not be personally liable to the company or its shareholders for monetary damagers for breach of fiduciary duty as a director. However, a Director shall remain personally liable in cases of breech of loyalty to the Company or its shareholders, acts or omissions not in good faith or that involve misconduct or a knowing violation of laws as stated in
Section 8.65 of the Illinois Business Corporation Act as amended from time to time or any transaction form which the Director receives improper personal benefit. 8.05 ILLS 5/2.10, Illinois Business Corporation Act.

     6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated:    APRIL 25, 1997                        MINUTEMAN INTERNATIONAL, INC.

ATTESTED BY S/S THOMAS J. NOLAN                 BY S/S THOMAS J. NOLAN
-------------------------------                 -----------------------
THOMAS J. NOLAN, SECRETARY                      THOMAS J. NOLAN, VICE PRESIDENT
                                                CHIEF FINANCIAL OFFICER